1
Exhibit 99.1

To the Holders of:
USAutos Series 2004-1 Trust
5.10% Freedom Certificates, USAutos Series 2004-1 Class A Certificates
*CUSIP:
35637VAB4

Class:

A
35637VAA6
Class:
X

U.S. Bank Trust National Association, as Trustee for the USAutos Series 2004-1 Trust, hereby gives notice with respect to the Final Distribution Date of March 3, 2011 (the "Final Distribution Date") as follows:

1.
The Trustee has received the following amounts in respective of the Underlying Securities and Eligible
Investments held by the Trust:
Ford Motor Credit 7.375% Notes due February 11, 2011 $73,750.00 interest, $2,000,000.00 Prin
General Motors Acceptance Corp 7.25% Notes due March 2, 2011 $72,500.00 interest, $2,000,000.00 Prin
2.
The amount of the distribution payable to the Certificateholders on the Final Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $1,000 Class A Certificate and per
$1,000 Notional Amount of Class X Certificates, is as set forth below:
Class Princiapl Interest Total Distribution
A $ 1000.000000 $ 25.500000 $ 1025.500000
X $ 0.000000 $ 11.050000 $ 11.050000

3.
The amount of aggregate interest due to Certificateholders and not paid as of the Distribution Date is
$0.00000.

4.
No fees have been paid to the Trustee from the proceeds of the Underlying Securities.

5.
$0.00 aggregate principal amount of Ford Motor Credit 7.375% Notes due February 11, 2011 and $0.00
aggregate principal amount of General Motors Acceptance Corp 7.25% Notes due March 2, 2011 (the
"Underlying Assets") are held for the above trust.

6.
At the close of business on the Distribution Date, 0 Class A Certificates representing $0.00 aggregate
Certificate Principal Balance and $0.00 aggregate Notional Amount of Class X Certificates were outstanding.

7. The current rating of the Term Assets is not provided in this report. Ratings can be obtained from Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from
Moody's Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included for the convenience of the Holders.